Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Compugen Ltd. pertaining to the Compugen Ltd. 2021 Employee Share Purchase Plan of our reports dated February 24, 2020, with respect to the consolidated financial statements of Compugen Ltd., and the effectiveness of internal control over financial reporting of Compugen Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
December 10, 2020	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global